Exhibit (a)(1)(H)

Karyopharm Therapeutics

MyOptionExchange

- WELCOME
- ELECTION FORM
- VALUE CALCULATOR
- RESOURCES
- ADMIN
- LOGOUT

INFINITE EQUITY

Welcome

Option Exchange Program

Commencement Date: **June 20, 2024**

Expiration Time: **July 18, 2024 at 11:59 P.M. Eastern Time**

We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange Eligible Options for New Restricted Stock Units (the "Offer to Exchange"), for a number of new restricted stock units ("New RSUs"). We refer to this program as the "Option Exchange."

Make My Election

You have **28 days** left to elect whether to keep your eligible stock options or exchange some or all of them for New RSUs.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Change My Elections

Print Election Confirmation

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Exchange to Exchange Eligible Options for New Restricted Stock Units
- Email from Chief Human Resources Officer to Employees sent April 8, 2024
- Follow-up Email from Chief Human Resources Officer to Employees sent June 20, 2024
- Form of Announcement Email
- Terms of Election
- Form of Confirmation Email
- Form of Reminder Email
- Screenshots of Option Exchange Website
- Option Exchange Frequently Asked Questions
- Employee Presentation

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

The Option Exchange is being made pursuant to the terms and conditions set forth in Karyopharm's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for New Restricted Stock Units, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Need Help?

Contact: OptionExchange@karyopharm.com

©2024 Infinite Equity Inc.

Privacy Policy

Karyopharm Therapeutics

MyOptionExchange

- WELCOME
- ELECTION FORM
- VALUE CALCULATOR
- RESOURCES
- ADMIN

LOGOUT

Election Form

Option Exchange Program

Commencement Date: **June 20, 2024**

Expiration Time: **July 18, 2024 at 11:59 P.M. Eastern Time**

View Calculator | Resources

Indicate your decision to tender your eligible stock options for exchange by selecting the "Exchange" choice in the Election column. If you do not want to tender one or more of your eligible stock options for exchange, select the "Do Not Exchange" choice in the Election column for those particular stock options.

If you do not select the "Exchange" choice with respect to an eligible stock option, your election with respect to that eligible stock option will default to "Do Not Exchange." In that event, the eligible stock option will not be exchanged.

You may not tender only a portion of an eligible stock option grant.

My Eligible Options

GRANT NUMBER	GRANT DATE	EXPIRATION DATE	GRANT PRICE	SHARES UNDERLYING OPTION GRANT*	EXCHANGE RATIO	NEW RSUS	ELECTION
DEMOGRANT1	11/19/2014	11/18/2024	$39.95	5,000	4.00	1,250	Exchange
IDEMOGRANT2	1/19/2015	1/18/2025	$26.65	4,294	4.00	1,073	Exchange
NDEMOGRANT2	1/19/2015	1/18/2025	$26.65	21,706	4.00	5,426	
IDEMOGRANT3	1/15/2016	1/14/2026	$6.54	166,455	2.00	83,227	Exchange
DEMOGRANT4	5/31/2018	5/30/2028	$18.58	750	3.00	250	Exchange
IDEMOGRANT5	2/5/2020	2/4/2030	$18.01	5,833	3.00	1,944	Exchange
NDEMOGRANT5	2/5/2020	2/4/2030	$18.01	27,167	3.00	9,055	
IDEMOGRANT6	8/11/2021	8/10/2031	$5.23	667	2.00	333	Do Not Exchange
NDEMOGRANT6	8/11/2021	8/10/2031	$5.23	333	2.00	166	

**This column displays the number of shares of Karyopharm's common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs through July 18, 2024).*

In all events, vesting of new RSUs is subject to continued service with Karyopharm through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 8 of the Offering Memorandum for the Offer to Exchange, for additional terms that may apply to the New RSUs.

Next

The Option Exchange is being made pursuant to the terms and conditions set forth in Karyopharm's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for New Restricted Stock Units, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

©2024 Infinite Equity Inc.

Privacy Policy

Karyopharm Therapeutics

MyOptionExchange

WELCOME

ELECTION FORM

VALUE CALCULATOR

RESOURCES

ADMIN

LOGOUT

Confirm Elections

You have made the following elections with respect to your eligible stock options.

My Eligible Options

GRANT NUMBER	GRANT DATE	EXPIRATION DATE	GRANT PRICE	SHARES UNDERLYING OPTION GRANT*	EXCHANGE RATIO	NEW RSUS	ELECTION
DEMOGRANT1	11/19/2014	11/18/2024	$39.95	5,000	4.00	1,250	Exchange
IDEMOGRANT2	1/19/2015	1/18/2025	$26.65	4,294	4.00	1,073	Exchange
NDEMOGRANT2	1/19/2015	1/18/2025	$26.65	21,706	4.00	5,426	
IDEMOGRANT3	1/15/2016	1/14/2026	$6.54	166,455	2.00	83,227	Exchange
DEMOGRANT4	5/31/2018	5/30/2028	$18.58	750	3.00	250	Exchange
IDEMOGRANT5	2/5/2020	2/4/2030	$18.01	5,833	3.00	1,944	Exchange
NDEMOGRANT5	2/5/2020	2/4/2030	$18.01	27,167	3.00	9,055	
IDEMOGRANT6	8/11/2021	8/10/2031	$5.23	667	2.00	333	Do Not Exchange
NDEMOGRANT6	8/11/2021	8/10/2031	$5.23	333	2.00	166	

This column displays the number of shares of Karyopharm's common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs through July 18, 2024).

In all events, vesting of new RSUs is subject to continued service with Karyopharm through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 8 of the Offering Memorandum for the Offer to Exchange, for additional terms that may apply to the New RSUs.

☐ **I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange Eligible Options for New Restricted Stock Units, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at 11:59 p.m., Eastern Time on July 18, 2024 will be my final election. I also agree to the Terms of Election of the Option Exchange and related instructions included in the Resources section of this Option Exchange website.**

☐ **If I elected to exchange my eligible stock options for New RSUs, my electronic signature below indicates my agreement to be bound by the terms and conditions of Karyopharm's 2022 Equity Incentive Plan, as amended, and the restricted stock unit agreement for New RSUs. If I elect not to exchange my eligible stock options for New RSUs, my eligible stock options will remain outstanding with their current terms and I will not receive any New RSUs.**

Electronic signature*

Use your mouse or finger to draw your signature above. Clear

An email confirmation will be sent to karyopharm@infiniteequity.com

Cancel

Submit

The Option Exchange is being made pursuant to the terms and conditions set forth in Karyopharm's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for New Restricted Stock Units, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

©2024 Infinite Equity Inc.

Privacy Policy

Karyopharm Therapeutics

MyOptionExchange

- WELCOME
- ELECTION FORM
- VALUE CALCULATOR
- RESOURCES
- ADMIN

Elections Complete

Karyopharm has received your election via the Karyopharm Option Exchange website by which you elected to accept or reject Karyopharm's offer to exchange eligible stock options for New RSUs with respect to some or all of your outstanding stock option grants, subject to the terms and conditions of the Offer to Exchange Eligible Options for New Restricted Stock Units document (the "Offer to Exchange") that has been made available to you (the "Option Exchange").

Your election has been recorded as follows:

Name: User, Demo
Employee ID: DEMO1
Date and Time: 06/19/2024 8:16 AM Eastern Time

GRANT NUMBER	GRANT DATE	EXPIRATION DATE	GRANT PRICE	SHARES UNDERLYING OPTION GRANT*	EXCHANGE RATIO	NEW RSUS	ELECTION
DEMOGRANT1	11/19/2014	11/18/2024	$39.95	5,000	4.00	1,250	Exchange
IDEMOGRANT2	1/19/2015	1/18/2025	$26.65	4,294	4.00	1,073	Exchange
NDEMOGRANT2	1/19/2015	1/18/2025	$26.65	21,706	4.00	5,426	
IDEMOGRANT3	1/15/2016	1/14/2026	$6.54	166,455	2.00	83,227	Exchange
DEMOGRANT4	5/31/2018	5/30/2028	$18.58	750	3.00	250	Exchange
IDEMOGRANT5	2/5/2020	2/4/2030	$18.01	5,833	3.00	1,944	Exchange
NDEMOGRANT5	2/5/2020	2/4/2030	$18.01	27,167	3.00	9,055	
IDEMOGRANT6	8/11/2021	8/10/2031	$5.23	667	2.00	333	Do Not Exchange
NDEMOGRANT6	8/11/2021	8/10/2031	$5.23	333	2.00	166	

**This column displays the number of shares of Karyopharm's common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs through July 18, 2024).*

In all events, vesting of new RSUs is subject to continued service with Karyopharm through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 8 of the Offering Memorandum for the Offer to Exchange, for additional terms that may apply to the New RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your eligible stock options by submitting a new election. The new election must be delivered via the Karyopharm Option Exchange website at www.myoptionexchange.com, no later than the Offer Expiration Date, currently expected to be 11:59 P.M. Eastern Time, on July 18, 2024 (unless the offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Karyopharm via the Option Exchange website at www.myoptionexchange.com on or before the Offer Expiration Date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or other similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at optionexchange@karyopharm.com.

Please note that Karyopharm's receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, Karyopharm will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when Karyopharm gives oral or written notice to the stock option holders generally of Karyopharm's acceptance of stock options for exchange. Karyopharm may issue the notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled, and the New RSUs will be granted, on the first business day following the Offer Expiration Date, which Karyopharm presently expects will be July 19, 2024 (unless the offer is extended).

This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Eligible Options for New Restricted Stock Units; (2) the announcement email, dated June 20, 2024, announcing the Option Exchange; and (3) the terms of election, together with associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Karyopharm's Option Exchange website at www.myoptionexchange.com, or by contacting Karyopharm's Stock Administration team by email at optionexchange@karyopharm.com.

Print Election Confirmation

Log Off

©2024 Infinite Equity Inc.

Privacy Policy

Karyopharm Therapeutics

MyOptionExchange

- WELCOME
- ELECTION FORM
- VALUE CALCULATOR
- RESOURCES
- ADMIN

LOGOUT

INFINITE EQUITY

Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from New RSUs to be granted pursuant to the Option Exchange if you choose to exchange your eligible stock options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the New RSUs only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the New RSUs is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the New RSUs only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

Elections | Resources

See the value of awards at: 1.03

GRANT DATE	SHARES UNDERLYING ELIGIBLE OPTION GRANT	GRANT PRICE	VALUE[1]	EXCHANGE RATIO	NEW RSUS	VALUE[1]	BREAK-EVEN PRICE[2]
11/19/2014	5,000	$39.95	$0	4.00	1,250	$1,288	$53.27
1/19/2015	4,294	$26.65	$0	4.00	1,073	$1,105	$35.53
1/19/2015	21,706	$26.65	$0	4.00	5,426	$5,589	$35.53
1/15/2016	166,455	$6.54	$0	2.00	83,227	$85,724	$13.08
5/31/2018	750	$18.58	$0	3.00	250	$258	$27.87
2/5/2020	5,833	$18.01	$0	3.00	1,944	$2,002	$27.01
2/5/2020	27,167	$18.01	$0	3.00	9,055	$9,327	$27.01
8/11/2021	667	$5.23	$0	2.00	333	$343	$10.44
8/11/2021	333	$5.23	$0	2.00	166	$171	$10.43
TOTAL	232,205		$0		102,724	$105,806	

[1] *Value is based on the stock price entered above by you.*

[2] *The breakeven stock price is the price at which the value of the eligible options exchanged is equal to the value of the New RSUs received. Any future stock price greater than the breakeven price would result in the eligible options being more valuable than the New RSUs received after the exchange.*



11/19/2014 Grant Values
Original
Replacement
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Value ($)
$1.95 $3.95 $5.95 $7.95 $9.95 $11.95 $13.95 $15.95 $17.95 $19.95 $21.95 $23.95 $25.95 $27.95 $29.95 $31.95 $33.95 $35.95 $37.95 $39.95 $41.95 $43.95 $45.95 $47.95 $49.95 $51.95 $53.95 $55.95 $57.95
Stock Price ($)

The Option Exchange is being made pursuant to the terms and conditions set forth in Karyopharm's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for New Restricted Stock Units, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Option Exchange. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the New RSUs that will be granted in the Option Exchange or as to the future market price of Karyopharm's common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

©2024 Infinite Equity Inc.

Privacy Policy

MyOptionExchange WELCOME ELECTION FORM VALUE CALCULATOR RESOURCES ADMIN LOGOUT ZTZ INFINITE EQUITY Resources Downloadable Resources Schedule TO Offer to Exchange to Exchange Eligible Options for New Restricted Stock Units Email from Chief Human Resources Officer to Employees sent April 8,2024 Follow-up Email from Chief Human Resources Officer to Employees sent June 20,2024 Form of Announcement Email Terms of Election Form of Confirmation Email Form of Reminder Email Screenshots of Option Exchange Website Option Exchange Frequently Asked Questions Employee Presentation ©2024 Infinite Equity Inc. Privacy Policy